EXHIBIT 99.2

PROVINCE HEALTHCARE COMPANY
SPECIAL MEETING OF STOCKHOLDERS
March 28, 2005

          The undersigned hereby authorizes and appoints Martin S. Rash and Howard T. Wall, III, or either of them, with power of substitution, as proxies to vote all shares of common stock of Province Healthcare Company (“Province”) owned by the undersigned at the Special Meeting of Stockholders to be held at Nashville City Center, 511 Union Street, Suite 2700, Nashville, Tennessee 37219, at 9:00 a.m., central time, on Monday, March 28, 2005, and any postponement or adjournment thereof, on the following matters as indicated below and such other business as may properly come before the Special Meeting:

1.	To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of August 15, 2004, by and among LifePoint Hospitals, Inc., Lakers Holding Corp., Lakers Acquisition Corp., Pacers Acquisition Corp. and Province, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of January 25, 2005, pursuant to which Province will merge with Pacers Acquisition Corp., with Province continuing as the surviving entity, and each share of Province common stock will be converted into the right to receive $11.375 in cash and a number of shares of common stock of New LifePoint, the surviving public company in the proposed transaction.

☐ FOR ☐ AGAINST ☐ ABSTAIN

2.	In the event that there are not sufficient votes for approval of Proposal 1 at the special meeting, to consider and vote upon any proposal to postpone or adjourn the special meeting to a later date to solicit additional proxies with respect to Proposal 1.

☐ FOR ☐ AGAINST ☐ ABSTAIN

          In their discretion, the proxies named above may vote upon such other matters as may properly come before the Special Meeting or any postponement or adjournment thereof.

THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE

          This Proxy is solicited on behalf of the Province Board of Directors.

          This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. A vote against any of the proposals will not count as a vote for adjournment of the Special Meeting. If no direction is made, this proxy will be voted FOR the adoption of Proposals 1 and 2 listed above.

Dated:	, 2005
Signature of stockholder
Signature if held jointly

          Please sign exactly as your name appears on this Proxy. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE mark, sign, date and return the Proxy Card promptly using the enclosed envelope.